Exhibit 10.3

FAX TRANSMISSION

ORIGINAL SENT BY U.S. MAIL

Bank of America

Commercial Agency Management

WA1-501-37-20

800 Fifth Avenue, Floor 37

Seattle, WA 98104-3185

Tel 206.358.0101

Fax 206.358.0971

June 6, 2003

David Loftus

Treasurer

FLIR Systems, Inc.

16505 SW 72nd Avenue

Portland OR 97224

FAX: 503-4995-1715

RE:	FLIR Systems, Inc.

Credit Agreement dated as of March 22, 2003

Dear Dave:

Bank of America, as Agent is pleased to inform you that all Lenders have consented to the sale of up to $210 million of Senior Convertible Notes as of June 5, 2003.

Please call if I can be of further assistance.

Sincerely,

Bank of America, as Agent

/s/ DORA BROWN

Dora Brown

VP/Senior Agency Officer

cc:	Eric Eidler, Bank of America	FAX: 503-275-1391
	Kevin McBride, KeyBank	FAX: 415-733-2480
	Scott Mahoney, KeyBank	FAX: 425-709-4565
	Tom Marks, Union Bank of CA	FAX: 503-225-2846